UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 25, 2010

NOVAVAX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-26770	22-2816046
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9920 Belward Campus Drive Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(240) 268-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 25, 2010, Novavax, Inc. (the “Company”) entered into an Employment Agreement with Stanley Erck, who was appointed Executive Chairman on February 15, 2010.  Under the Employment Agreement, the Company will pay Mr. Erck a salary of $300,000 per year and has granted Mr. Erck stock options to purchase 300,000 shares of the Company’s common stock at an exercise price of $2.40 (the closing price of the Company’s common stock on the trading day immediately preceding Mr. Erck’s appointment as Executive Chairman), half of which will vest on February 15, 2011 and half of which will vest based on the achievement of certain performance measures related to corporate objectives determined by the Board of Directors. Under the Company’s incentive bonus plan, Mr. Erck is eligible to receive a target performance bonus of up to 100% of his base salary based on performance (where 60% of such target will be directly tied to the achievement of certain goals and 40% of which shall be at the discretion of the Board of Directors).  The bonus may be paid out partly in cash and partly in shares of restricted stock at the discretion of the Board of Directors.  Mr. Erck is also eligible for additional stock awards based upon performance, subject to the approval of the Board of Directors.  In addition, Mr. Erck is entitled to participate in the Company’s benefits and insurance programs, including its Change of Control Severance Benefit Plan, and is entitled to four weeks of paid vacation.  The term of the Employment Agreement ends on February 11, 2011.

The Employment Agreement also includes confidentiality, intellectual property assignment, and non-competition provisions. Mr. Erck agreed not to compete with the Company for a period of twelve months following termination of his employment. If Mr. Erck is terminated without cause or if Mr. Erck terminates his employment for good reason, he is entitled to a lump sum payment equal to twelve months of his then effective salary, and twelve months of medical benefits.

A copy of the Employment Agreement is attached to this report as Exhibit 10.1 and is incorporated herein by reference.  The foregoing summary of the agreement is qualified in its entirety by reference to that agreement.

On May 27, 2010, the Company entered into an Amendment to the Amended and Restated Employment Agreement dated July 20, 2009 with Rahul Singhvi, the Company’s current Chief Executive Officer and President.  Under the Amendment, the Company has agreed that Dr. Singhvi’s target for his incentive bonus will be up to 100% of his base salary during the year to which the bonus relates based on performance (where 60% of such target will be directly tied to the achievement of certain goals and 40% of which shall be at the discretion of the Board of Directors).  In all other respects, Dr. Singhvi’s Amended and Restated Employment Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed July 22, 2009) remains the same.

A copy of the Amendment is attached to this report as Exhibit 10.2 and is incorporated herein by reference.  The foregoing summary of the agreement is qualified in its entirety by reference to that agreement.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibits

10.1	Employment Agreement between Novavax, Inc. and Stanley C. Erck dated February 15, 2010.

10.2	Amendment to the Amended and Restated Employment Agreement between Novavax, Inc. and Rahul Singhvi dated May 27, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized

Novavax, Inc. (Registrant)

June 1, 2010	By:	/s/ John A. Herrmann III
	Name:	John A. Herrmann III
	Title:	Executive Director, Legal Affairs and Corporate Secretary